Exhibit (a)(1)(j)

Date:

Dear                         ,

This email serves to notify you that Vignette HR has received an Option Exchange Election Form from you to voluntarily tender the following stock option(s) in accordance with our 2004 Option Exchange Offer:

Grant Number	Grant Date	Option Shares Tendered
1.)
2.)

Please Note:

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other methods of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect to be March 25, 2004.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated February 12, 2004, and amended March 10, 2004; (2) the related letters from Thomas Hogan, dated February 12, 2004 and March 10, 2004; (3) the election form; and (4) the withdrawal form, all of which have been distributed to you. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the expiration date. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional options, or you may choose to exchange fewer options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Please be sure that any new election form you submit includes all the options you wish to exchange and is clearly dated after your last-submitted election or withdrawal form.

To change your election to exchange any particular options, you must do the following before the expiration date:

1.	Properly complete and sign a new election form, indicating each option you now wish to exchange. Note that this new election form will supercede and replace any election or cancellation forms previously submitted.

2.	Deliver the completed and signed election form to Human Resources either via facsimile at (512)-741-4100or by hand at Vignette Corporation, 1301 South MoPac Expressway, Suite 100, Austin, TX 78746-5776.

To withdraw your election to exchange only some of your options, you must do the following before expiration date:

1.	Properly complete and sign the attached withdrawal form, indicating each option you wish to withdraw from the offer.

2.	Deliver the completed and signed election form to Human Resources either via facsimile at (512)-741-4100 or by hand at Vignette Corporation, 1301 South MoPac Expressway, Suite 100, Austin, TX 78746-5776.

Additional information about the 2004 Option Exchange Offer can be found at the following intranet link:

http://employee.vignette.com/content/0,1038,643,00.jsp

Date:

Dear                     ,

This email serves to notify you that Vignette HR has received an Option Exchange Withdrawal Election Form from you to supercede and replace any election forms previously submitted under the 2004 Option Exchange Offer. The following stock option(s) have been withdrawn from the 2004 Option Exchange Offer:

Grant Number	Grant Date	Option Shares Tendered
1.)
2.)

After implementing of the Withdrawal Election Form, the following stock option(s) are currently considered submitted for tender in the Option Exchange Offer:

Grant Number	Grant Date	Option Shares Tendered
1.)
2.)

Please Note:

Our receipt of your any election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other methods of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect to be March 25, 2004.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated February 12, 2004 and amended March 10, 2004 (2) the related letters from Thomas Hogan, dated February 12, 2004 and March 10, 2004; (3) the election form; and (4) the withdrawal form, all of which have been distributed to you. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the expiration date. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional options, or you may choose to exchange fewer options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Please be sure that any new election form you submit includes all the options you wish to exchange and is clearly dated after your last-submitted election or withdrawal form.

To change your election to exchange any particular options, you must do the following before the expiration date:

1.	Properly complete and sign a new election form, indicating each option you now wish to exchange. Note that this new election form will supercede and replace any election or cancellation forms previously submitted.

2.	Deliver the completed and signed election form to Human Resources either via facsimile at (512)-741-4100or by hand at Vignette Corporation, 1301 South MoPac Expressway, Suite 100, Austin, TX 78746-5776.

To withdraw your election to exchange only some of your options, you must do the following before expiration date:

1.	Properly complete and sign the attached withdrawal form, indicating each option you wish to withdraw from the offer.

2.	Deliver the completed and signed election form to Human Resources either via facsimile at (512)-741-4100 or by hand at Vignette Corporation, 1301 South MoPac Expressway, Suite 100, Austin, TX 78746-5776.

Additional information about the 2004 Option Exchange Offer can be found at the following intranet link: http://employee.vignette.com/content/0,1038,643,00.jsp